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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 of U.S. Trust Corporation (File No. 33-63899) pertaining to the 1995 Stock Option Plan of U.S. Trust Corporation and (ii) the Registration Statement on Form S-8 of U.S. Trust Corporation (File No. 33-62371) pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies, of our report dated January 18, 1996, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1995 and 1994 and, for each of the three years in the period ended December 31, 1995, which report is included in this Report on Form 10-K.

                                                     Coopers & Lybrand L.L.P.


                                                     New York, New York
                                                     March 6, 1996